UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

ROPER INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROPER INDUSTRIES, INC.

6901 Professional Parkway East, Suite 200

Sarasota, Florida 34240

941-556-2601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 6, 2008

To Our Shareholders:

Notice is hereby given that the 2008 Annual Meeting (the “Annual Meeting”) of Shareholders of Roper Industries, Inc. (the “Company”) will be held at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240 on Friday, June 6, 2008, at noon, local time, for the following purposes:

1.	To elect two directors;

2.	To approve a proposal to authorize an amendment to the Roper Industries, Inc. 2006 Incentive Plan (the “2006 Plan”) to increase the number of shares available by 5,000,000 and re-approve a list of qualified business criteria for performance-based awards to preserve federal income tax deductions;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm for the year ending December 31, 2008; and

4.	To transact any other business properly brought before the meeting.

Only shareholders of record at the close of business on April 18, 2008 will be entitled to vote at the Annual Meeting or any adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their shares of the Company’s Common Stock since that date.

SHAREHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE. THE ENCLOSED PROXY CARD INCLUDES INSTRUCTIONS ON HOW TO VOTE BY TELEPHONE, VIA THE INTERNET, OR BY MAIL.

By Order of the Board of Directors

David B. Liner Secretary

Sarasota, Florida

May 9, 2008

ROPER INDUSTRIES, INC.

6901 Professional Parkway East, Suite 200

Sarasota, Florida 34240

941-556-2601

PROXY STATEMENT

TO BE HELD ON JUNE 6, 2008

GENERAL

This Proxy Statement is being furnished to shareholders of Roper Industries, Inc. (the “Company” or “Roper”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about May 9, 2008. All shareholders are urged to read this Proxy Statement carefully and in its entirety.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to be Held on June 6, 2008: The Proxy Statement and Annual Report to Shareholders are available at

www.roperind.com

ANNUAL MEETING INFORMATION

The Annual Meeting will be held on June 6, 2008, at noon, local time, 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240.

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors. Roper will bear the costs of proxy solicitation. In addition to soliciting proxies by use of the mail, its officers and regular employees may devote part of their time, without additional compensation, for solicitation by fax, telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in that connection. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the Annual Meeting for a fee of approximately $9,000 plus reasonable expenses.

Where multiple shareholders share the same address, only one copy of this Proxy Statement will be mailed to that address unless Roper has been notified by such shareholders of their desire to receive multiple copies of the Proxy Statement. If you share an address with another shareholder and wish to receive a separate Proxy Statement, you may instruct Roper to provide a separate Proxy Statement by writing to the attention of the Secretary at the address set forth in the following paragraph, or by calling 941-556-2601. Shareholders who share the same address and already receive multiple copies of the Proxy Statement, but prefer to receive a single copy, may contact Roper at the same address and phone number to make such request. Any shareholder, without affecting any vote previously taken, may revoke a proxy by a later-dated proxy or by giving notice of revocation in writing addressed to Roper Industries, Inc. (see address below), Attn: Secretary.

The mailing address of the Company’s principal executive office is Roper Industries, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240. This Proxy Statement is accompanied by the Company’s 2007 Annual Report on Form 10-K (the “Annual Report”) as filed with the Securities and Exchange Commission (“SEC”) on February 29, 2008. Additional copies of the Annual Report are available on written request mailed to the attention of the Secretary at the above address. In addition, this report and exhibits are available on the internet at www.sec.gov. The Annual Report on Form 10-K is not part of these proxy soliciting materials.

RECORD DATE; VOTING RIGHTS

Only shareholders of record of the Company’s Common Stock at the close of business on April 18, 2008 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting on all matters. We have one class of voting securities outstanding, which is designated as Common Stock, and each share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. At the close of business on the Record Date, the Company had 89,342,266 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholders action, shareholders of record who are present at the meeting in person or by proxy and who abstain at the Annual Meeting, and “broker non-votes,” are considered shareholders who are present and count toward the quorum. If there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.

Under the rules of the New York Stock Exchange (the “NYSE”), brokers who hold shares in “street name” have discretionary authority to vote on the election of directors and on other routine items when they have not received instructions from beneficial owners. In addition to the proposal for the election of directors, the proposal for the ratification of the appointment of independent auditors is also a routine matter. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on these routine matters, or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of determining the outcome of the vote on routine matters. Roper encourages you to provide instructions to your brokerage firm by signing and returning your proxy.

With regard to the election of directors, votes may be cast in favor of all nominees or withheld from all nominees or any particular nominee. Directors will be elected by a plurality of the votes entitled to be cast present in person or represented by proxy at the Annual Meeting. Votes that are withheld and broker non-votes will be excluded entirely from the vote calculation and will have no effect on the outcome of the voting.

With respect to approval of the amendments to the 2006 Plan, votes may be cast for, against or abstain. The approval of the amendments to the 2006 Plan requires the affirmative vote of a majority of the votes entitled to be cast on the proposal present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of votes against the proposal. Broker non-votes will not count as votes cast, and otherwise will not affect the outcome of the voting on the proposal.

The appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company will be ratified by the affirmative vote of a majority of the total votes present in person or represented by proxy and entitled to vote. An abstention will have the effect of a vote against this proposal.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

You are urged to sign the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with your directions. If a proxy is signed, but no directions are given, it will be voted (i) “FOR” the election of the nominees named herein for Director, (ii) “FOR” the Roper Industries, Inc. Amended and Restated 2006 Incentive Plan, and (iii) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm year for the year ending December 31, 2008.

REVOCATION OF PROXIES

Any proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company or by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership to vote personally at the Annual Meeting.

BOARD OF DIRECTORS

PROPOSAL 1: ELECTION OF TWO DIRECTORS

Roper’s Certificate of Incorporation provides that the Board of Directors shall consist of such number of members as may be fixed, from time to time, by the Board of Directors, but not less than the minimum number required under Delaware law. The Board of Directors has currently fixed the number of directors at nine. The Certificate of Incorporation also provides that the Board of Directors shall be divided into three classes of directors, as nearly equal in number as possible, with the term of one class expiring at each annual meeting of shareholders and each class serving three-year terms. One of the three classes is comprised of four directors and the other two classes are comprised of two directors.

The terms of office of Messrs. Calder, Wright and Wallman expire at the Annual Meeting. Donald G. Calder is not standing for re-election, in accordance with the Company’s policy of mandatory retirement of Directors at the next annual meeting following a director’s 70th birthday. In connection with Mr. Calder’s retirement, the Board of Directors intends to reduce the number of directors to eight, unless the Board of Directors identifies and appoints a suitable candidate to the Board prior to that time. The Board of Directors would like to thank Mr. Calder for his years of service to the Company.

Upon recommendation of the Company’s independent Nominating and Governance Committee, the Board of Directors has nominated Messrs. Wright and Wallman to stand for election as directors for terms expiring at the 2011 Annual Meeting of Shareholders. Proxies received without voting instructions will be voted FOR the nominees listed below. In the event any nominee is unable to serve (which is not anticipated), the proxy will be voted for a substitute nominee selected by the Board of Directors.

Certain information about the nominees, whose current terms will expire in 2008, and about the directors whose terms continue, is set forth below:

Nominees for election or reelection at the 2008 Annual Meeting for terms expiring at the 2011 Annual Meeting	Positions and Offices with Roper	Age
Christopher Wright(3)(4)	Director	50
Richard Wallman(3)(4)	Director	57

Incumbent directors whose terms expire at the 2009 Annual Meeting
Wilbur J. Prezzano(1) (2) (3)	Director	67
Robert D. Johnson(2)	Director	60

Incumbent directors whose terms expire at the 2010 Annual Meeting
Brian D. Jellison(1)	Chairman of the Board, President, and Chief Executive Officer	62
W. Lawrence Banks(4)	Director	69
David W. Devonshire(3)(4)	Director	62
John F. Fort III(2)	Director	66

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee.

(4)	Member of the Audit Committee.

W. Lawrence Banks has been a director since December 1991. He served as a director of Robert Fleming & Co., Limited, a British merchant banking firm, from 1974, and as its deputy chairman from April 1990 until March 1998, when he retired from that firm. Prior to his retirement, he also served as chairman of its U.S. subsidiary Robert Fleming, Inc., a U.S. investment banking company. Mr. Banks is also a director and chairman of Ambrian Partners, a U.K. investment banking company.

David W. Devonshire has been a director since November 2002. From April 2002 until his retirement in December 2007, he has served as an executive vice president of Motorola, Inc. and from April 2002 to April 2007, he also served as Motorola’s chief financial officer. From January 1998 to March 2002, he served as executive vice president and chief financial officer of Ingersoll-Rand Company, prior to which, from July 1993 he served as senior vice president and chief financial officer of Owens Corning. Mr. Devonshire is also a director of ArvinMeritor, Inc.

John F. Fort III has been a director since December 1995. From March 2003 to March 2004, he served as an advisor director of Tyco International Ltd. Prior thereto, Mr. Fort was Tyco’s chief executive officer from December 1982 to July 1992 and also served as director and chairman of its Board of Directors from December 1982 until his retirement from the company in January 1993.

Brian D. Jellison has served as Roper’s President and Chief Executive Officer since November 2001 and became Chairman of the Board of Directors in November 2003. From January 1998 to July 2001, Mr. Jellison was corporate executive vice president of Ingersoll-Rand Company, or IR. During this period, in addition to serving as executive vice president, Mr. Jellison held the following positions: president of the industrial sector, president of the infrastructure development sector, and president of IR Europe. From 1994 to 1998, he was a corporate vice president and head of IR’s architectural hardware business. From 1985 until 1994, he held several IR product line, division and group senior executive positions, with lead responsibility for the financial performance and supervision of a wide variety of global businesses. During his career at IR, Mr. Jellison assumed the principal responsibility for completing and integrating a variety of public and private new business acquisitions. He is a director of Champion Enterprises, Inc. and serves on its audit and financial resources committee.

Robert D. Johnson has been a director since May 2005. Since August 2006, Mr. Johnson has been chief executive officer of Dubai Aerospace Enterprise. From January 2005 to January 2006, he served as chairman of Honeywell’s Aerospace business and from 1999 to 2005, he served as its president and chief executive officer. From 1994 to 1999, Mr. Johnson worked at AlliedSignal, rising to the position of president and chief executive officer of AlliedSignal Aerospace Marketing, Sales & Service. Prior to joining AlliedSignal, he was vice president and general manager of manufacturing and services for AAR Corporation, an aviation company. Mr. Johnson began his career at GE Aircraft Engines. Mr. Johnson is also a director of Spirit AeroSystems and Ariba, Inc.

Wilbur J. Prezzano has been a director since September 1997. Following completion of a 32-year career at Eastman Kodak Company, where he served in various executive capacities, Mr. Prezzano retired in January 1997 as its board vice-chairman and as chairman and president of its greater China region businesses. Mr. Prezzano served as a director of Eastman Kodak Company from May 1992 until his retirement. Mr. Prezzano is a director of TD Bank Financial Group, TD Ameritrade Holding Corporation, Lance, Inc., and EnPro Industries, Inc.

Richard Wallman has been a director since January 2007. From March 1995 to July 2003, Mr. Wallman served as the CFO and Senior Vice President of Honeywell and its predecessor AlliedSignal. Mr. Wallman served in senior financial positions with IBM, AlliedSignal and Honeywell International. He presently serves as a director of Ariba, Inc., Hayes-Lemmerz International, Inc., Lear Corporation, and Convergys Corporation.

Christopher Wright has been a director since December 1991. Mr. Wright is a director of Merifin Capital Group, NV, an affiliate of a private European investment company, chairman of EMAlternatives LLC, a Washington DC based investment advisory firm, Noble Venture Finance LLP and of Aletheia Capital LLC, an LBO investment partnership. From May 2000 through June 2003, Mr. Wright was chief executive officer of Dresdner Kleinwort Capital, the private equity arm of Dresdner Bank Group AG, Frankfurt, and from July 1998 through June 2003, he was Group Board Member of its affiliate, Dresdner Kleinwort. Since 1986, he has served on the boards of several privately owned companies and venture capital funds and is a director of Lombard Risk Management PLC, IDOX PLC, Q-VCT PLC and Mrs. Fields Holdings and an advisory director of Campbell Lutyens & Co. Ltd., a private U.K. investment bank.

PROPOSAL 2:	Authorize Amendments to the 2006 Incentive Plan and Re-approve Qualified Business Criteria

The Company currently maintains the Roper Industries, Inc. 2006 Incentive Plan (the “2006 Plan”), which was originally approved by the shareholders on June 28, 2006. We also will continue to maintain the Roper Industries, Inc. Amended and Restated 2000 Incentive Plan (the “2000 Plan”) until all outstanding awards thereunder are exercised or expire, but we will not make any further awards under the 2000 Plan. On April 25, 2008, our Board of Directors adopted certain changes to the 2006 Plan that are procedural in nature and do not require shareholder approval. These changes are described below under “Adjustments,” “Acceleration Upon Certain Events” and “Code Section 409A Amendments.” On April 25, 2008, our Board of Directors also adopted, subject to approval by the shareholders at the Annual Meeting, an amendment to the 2006 Plan to increase the number of shares that may be issued under the 2006 Plan by 5,000,000 shares and to adjust the share-counting provisions as described herein (the “Share Authorization Amendment”).

In addition, the 2006 Plan contains a list of business criteria (“Qualified Business Criteria”) with respect to which the Compensation Committee may establish objectively determinable performance goals for performance-based awards under the 2006 Plan that are fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). To preserve the Company’s ability to continue to grant certain fully deductible performance-based awards, a list of Qualified Business Criteria must be approved by the shareholders no less often than every five years. The Board of Directors recommends that the shareholders re-approve at the Annual Meeting the list of Qualified Business Criteria for the 2006 Plan set out below under the caption “Performance Goals.”

As of April 18, 2008, there were approximately 7,500 of the Company’s employees, officers, directors and consultants eligible to participate in the 2006 Plan. As of that date, there were approximately 5,523,973 shares of our Common Stock subject to outstanding awards and approximately 492,808 shares of our Common Stock were reserved and available for future awards under the 2006 Plan. If the Share Authorization Amendment is not approved by the shareholders at the Annual Meeting, the 2006 Plan will remain in effect in accordance with its terms as in effect immediately prior to the April 25, 2008 Board action, but including the procedural amendments described below under “Adjustments,” “Acceleration Upon Certain Events” and “Code Section 409A Amendments.”

Summary of the 2006 Plan as Proposed to be Amended

The following is a summary of the provisions of the 2006 Plan, including the 409A Amendments and as proposed to be amended by the Share Authorization Amendment. This summary is qualified in its entirety by the full text of the 2006 Plan, as proposed to be amended, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the 2006 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of its shareholders, and by providing participants with an incentive for outstanding performance.

Administration. The 2006 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2006 Plan; and make all other decisions and determinations that may be required under the 2006 Plan. The Board of Directors may from time to time reserve to its independent members (those directors who qualify at any given time as “independent” directors under Section 303A of the NYSE Listed Company Manual, “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside” directors under Section 162(m) of the Code, as a group, any or all of the authority of the Compensation Committee under the plan for all purposes other than the grant of awards to the Chief Executive Officer of performance-based awards that entail the setting of goals and objectives and the evaluation of performance against such goals and objectives. In addition, the full Board of Directors may at any time administer the 2006 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2006 Plan.

Shares Available for Awards. The proposed Share Authorization Amendment would increase the number of shares that may be issued under the 2006 Plan by 5,000,000 shares. Following approval of the Share Authorization Amendment, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2006 Plan will be (i) 5,000,000 shares, plus (ii) the number of shares remaining available for issuance under the 2006 Plan as of June 5, 2008, plus (iii) a number of additional shares underlying awards outstanding under the 2000 Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. As of April 18, 2008, there were approximately 5,523,973 shares subject to outstanding awards under all Plans and approximately 492,808 shares remaining available for issuance under the 2006 Plan.

Share Counting. The proposed Share Authorization Amendment would provide that, for awards granted on or after June 6, 2008, shares underlying options and stock appreciation rights will count as 1 share, and shares underlying all other awards will count as 1.9 shares, against the number of shares available for issuance under the 2006 Plan. The proposed Share Authorization Amendment would also eliminate the “liberal” share counting provisions of the 2006 Plan, so that from and after June 6, 2008, (i) shares withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will no longer be used to replenish the plan share reserve, and (ii) the full number of shares underlying stock appreciation rights will be counted against the plan share reserve, rather than the net number of shares actually issued. The 2006 Plan will continue to provide that (i) shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and (ii) shares underlying awards that are ultimately settled in cash, will again be available for future grants of awards under the 2006 Plan.

Eligibility. The Plan permits the grant of incentive awards to employees, officers, and non-employee directors of the Company and its affiliates as selected by the Compensation Committee. As of April 18, 2008, the number of eligible participants was approximately 7,500. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Awards to Non-Employee Directors. Awards granted to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of the Company’s director compensation plan, or any successor plan, program or policy for the compensation of non-employee directors as in effect from time to time, and the Compensation Committee may not make discretionary grants under the director compensation plan to non-employee directors.

Permissible Awards. The 2006 Plan authorizes the granting of awards in any of the following forms:

•

market-priced options to purchase shares of our Common Stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•

stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•

restricted or deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future;

•

performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2006 Plan may be granted in the form of a performance award);

•

dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying such full-value award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Limitations on Individual Awards. The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the 2006 Plan to any one person during any one calendar year is 600,000. The maximum number of shares of Common Stock that may be granted under the 2006 Plan in the form of full-value awards (such as restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards other than options or stock appreciation rights) under the 2006 Plan to any one person during any one calendar year is 600,000. The aggregate dollar value of any cash-based award that may be paid to any one participant during any one calendar year under the 2006 Plan is $10,000,000.

Performance Goals. All options and stock appreciation rights granted under the 2006 Plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2006 Plan as a qualified performance-based award to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

—Revenue

—Sales

—Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—Net income (before or after taxes, operating income or other income measures)

—Cash (cash flow, cash generation or other cash measures)

—Stock price or performance

—Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

—Economic value added

—Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

—Market share

—Improvements in capital structure

—Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

—Business expansion or consolidation (acquisitions and divestitures)

—Internal rate of return or increase in net present value

—Working capital targets relating to inventory and/or accounts receivable

—Productivity measures

—Cost reduction measures

—Capital structure optimization

—Strategic plan development and implementation

The Board of Directors recommends that the shareholders re-approve at the Annual Meeting the foregoing list of business criteria for the purposes of future performance-based awards that are intended to be fully deductible under Code Section 162(m).

The Compensation Committee must establish such goals within the first 90 days of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance will include or exclude or otherwise objectively adjust for specified events that occur during a performance period, which may include, but are not limited to any of the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The Compensation Committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. Notwithstanding the foregoing, the 2006 Plan precludes transfers of awards for value. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or any special plan document governing an award:

•

If a participant’s service terminates by reason of death or disability (a) all of that participant’s outstanding service-based awards will become fully vested, and (b) all of that participant’s outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined based on an assumed achievement of performance goals at “target” levels, and there will be a payout of such awards to the participant or his or her estate within 30 days after the amount earned has been determined (or, if later, the first date that such payment may be made without triggering additional taxes under Section 409A of the Code). In response to Internal Revenue Service Ruling 2008-13 issued on February 21, 2008, the Board of Directors amended the 2006 Plan on April 25, 2008 to eliminate the foregoing default provision in the case of retirement of a participant.

•

Upon a change in control, and except with respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control: (a) all outstanding service-based awards will become fully vested, and (b) all outstanding performance-based awards will become fully vested, with the level of such vested amount to be determined based on an assumed achievement of performance goals at “target” levels, and there will be a payout of such awards within 30 days after the date of the change in control (or, if later, the first date that such payment may be made without triggering additional taxes under Section 409A of the Code).

•

With respect to any awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control: if within two years after the effective date of the change in control, a participant’s employment is terminated by Roper without cause (or if the participant resigns for “good reason” as provided in any employment, severance or similar agreement between that participant and Roper or one of its affiliates), then (a) all of that participant’s outstanding service-based awards will become fully vested, and (b) all of that participant’s outstanding performance-based awards will be earned on a pro-rata basis based on actual performance through the end of the performance period, and there will be a payout of such awards to the participant within 30 days after the amount earned has been determined (or, if later, the first date that such payment may be made without triggering additional taxes of Section 409A under the Code). In response to Internal Revenue Service Ruling 2008-13 issued on February 21, 2008, the Board of Directors amended the 2006 Plan on April 25, 2008 to change the default provision for performance-based awards under these circumstances to pay out based on actual performance through the end of the performance period. Prior to such amendment, the 2006 Plan had provided that all of that participant’s outstanding performance-based awards would vest prorata at the “target” level of achievement.

In addition, the Compensation Committee may, in its discretion, accelerate the vesting and/or payment of awards upon the retirement or termination of service of a participant for any other reason or upon the occurrence of a change in control. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a transaction between the Company and its shareholders that causes the per-share value of its Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2006 Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2006 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the authorization limits under the 2006 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. The Plan permits discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings), and permits discretionary adjustments in the context of equity restructurings where the adjustment is for a purpose other than equalizing the award’s value immediately before and after the equity restructuring. The amendments to the 2006 Plan approved by the Board on April 25, 2008 changed these adjustment provisions to avoid additional accounting charges in the case of certain non-reciprocal equity adjustments.

Termination and Amendment. The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2006 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the 2006 Plan may, without the written consent of the participant, reduce or diminish the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option or base price of a stock appreciation right may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of Roper’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of Roper’s shareholders.

Code Section 409A Amendments. To facilitate compliance with Code Section 409A based on final regulations adopted by the Department of Treasury in September 2007, on April 25, 2008, the Board of Directors adopted certain refinements to the 2006 Plan, including the following:

•

Clarifying that eligible participants who are service providers to an affiliate of the Company may be granted Options or stock appreciation rights under the 2006 Plan only if the affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of the final regulations under Code Section 409A;

•	Prohibiting the deferral of income in connection with options or stock appreciation rights other than the deferral of recognition of income until the later of the exercise or disposition of the award;

•	Providing a mechanism for determining the order of application of certain possible separation pay exemptions from Code Section 409A;

•

Imposing a six-month delay in payment of any non-exempt deferred compensation under the 2006 Plan to any “specified employee” under circumstances that would otherwise result in the imposition of additional taxes under Code Section 409A; and

•	Providing procedures for determining “specified employees” under the 2006 Plan for purposes of the six-month delay requirement.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2006 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a stock appreciation right under the 2006 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A.    The Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights as that comply with the terms of the 2006 Plan, are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the 2006 Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A to avoid early taxation and penalties.

Tax Withholding.    The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2006 Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2007 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans
Approved by Shareholders(1)	3,656,000	$30.84	2,059,000

Equity Compensation Plans Not
Approved by Shareholders	—	—	—

Total	3,656,000	$30.84	2,059,000

(1)

Consists of the 1991 Stock Option Plan, the Amended and Restated 2000 Plan, the 1993 Stock Plan for Non-Employee Directors (no additional equity awards may be granted under these three plans) and the 2006 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE ROPER INDUSTRIES, INC. 2006 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE BY 5,000,000 AND RE-APPROVE A LIST OF QUALIFIED BUSINESS CRITERIA FOR PERFORMANCE-BASED AWARDS TO PRESERVE FEDERAL INCOME TAX DEDUCTIONS.

PROPOSAL 3:	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm for the year ending December 31, 2008.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered accounting firm for the year ending December 31, 2008. The Board of Directors recommends that the shareholders ratify this appointment. PwC has been the Company’s independent auditor since May 2002. One or more representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance. If this Proposal 3 does not pass, the selection of our independent registered accounting firm will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

INDEPENDENT PUBLIC ACCOUNTANTS

Following (in thousands) are the professional fees billed by PwC for the fiscal years ended December 31, 2007 and 2006. It is the Audit Committee’s policy that all fees paid to the independent auditor require the Audit Committee’s prior approval. As such, all audit, audit-related and tax fees were pre-approved by the Audit Committee.

	Dollars in Thousands
	FY 2007	FY 2006
Audit Fees(1)	$3,364	$4,151
Audit-Related Fees(2)	635	987
Tax Fees	236	200
All Other Fees	—	—

TOTAL FEES	$4,235	$5,338

(1)

Aggregate fees from PwC for audit or review services in accordance with the standards of the Public Company Oversight Board (United States) and fees for services, such as statutory audits and review of documents filed with SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Aggregate fees from PwC for assurance and related services which primarily include due diligence on acquisition targets.

BENEFICIAL OWNERSHIP

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within sixty days after March 31, 2008 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The following table sets forth information regarding the ownership of the single class of Common Stock issued and outstanding as of March 31, 2008 for:

•	each shareholder known by Roper to own beneficially more than 5% of the outstanding shares of Common Stock,

•	each Director,

•	the chief executive officer, the chief financial officer and each of Roper’s other three most highly compensated executive officers (the “Named Executive Officers”), and

•	all of the directors and executive officers as a group.

Name of Beneficial Owner*	Beneficial Ownership of Common Stock		Percent of Class
T. Rowe Price Associates, Inc.	10,052,876	(1)	11.3%
Capital World Investors	5,695,000	(2)	6.4%
Franklin Resources, Inc.	4,547,900	(3)	5.1%
W. Lawrence Banks	41,000	(4)	**
Donald G. Calder	313,611	(4)(6)	**
David W. Devonshire	24,000	(4)	**
John F. Fort III	58,300	(4)(6)	**
Brian D. Jellison	1,727,407	(4)	1.91%
Robert D. Johnson	12,000		**
Wilbur J. Prezzano	48,000	(4)	**
Richard F. Wallman	6,715		**
Christopher Wright)	113,419	(4)	**
Nigel W. Crocker	117,086	(4)(7)	**
John Humphrey	119,631	(4)	**
Timothy J. Winfrey	139,289	(4)(8)	**
Benjamin W. Wood	57,983	(4)(9)	**
All directors and executive officers as a group (14) persons	2,822,789	(10)	3.11%

**	Less than 1%.

(1)

The beneficial owner’s business address is 100 East Pratt Street, Baltimore, Maryland 21202. It has no voting power with respect to 8,007,026 shares. Such shares include 5,150,000 shares beneficially owned by T. Rowe Price Mid-Cap Growth Fund, Inc. Such information is included based upon information provided in a Schedule 13G/A filed with the SEC on February 12, 2008.

(2)

The beneficial owner’s address is 333 South Hope Street, Los Angeles, California, 90071. Capital World Investors (“CWI”) is a division of Capital Research and Management Company (“CRMC”). CWI is deemed to be the beneficial owner of 5,695,000 shares as result of CRMC’s capacity as an investment advisor. Such information is included based upon information provided in a Schedule 13G filed with the SEC on February 11, 2008.

(3)

The beneficial owner’s address is One Franklin Parkway, San Mateo, California 94403. Franklin Resources, Inc. (“FR”) is a registered investment advisor. Such shares include 4,542,224 shares beneficially owned by Franklin Advisory Services, LLC, One Parker Plaza, Ninth Floor, Fort Lee, New Jersey 07024. In its capacity as investment advisor, FR may have discretionary authority to dispose of or to vote shares that are under its management. As a result, FR may be deemed to have beneficial ownership of such shares. However, FR does not have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Of the shares set forth above, FR does not have sole voting power with respect to the shares. Such information is included based upon information provided in a Schedule 13G/A filed with the SEC on February 4, 2008.

(4)

Includes 36,000 shares (Mr. Banks), 36,000 shares (Mr. Calder), 4,000 shares (Mr. Devonshire), 34,400 shares (Mr. Fort), 930,000 shares (Mr. Jellison), 28,000 shares (Mr. Prezzano), 36,000 shares (Mr. Wright), 70,000 shares (Mr. Crocker), 53,334 shares (Mr. Humphrey), 100,000 shares (Mr. Winfrey), and 24,337 shares (Mr. Wood) subject to options exercisable within 60 days of March 31, 2008.

(5)	Includes 189,388 shares owned by Mr. Calder’s spouse as to which he disclaims all beneficial ownership.

(6)	Includes 2,700 shares owned by Mr. Fort’s spouse and 400 shares as custodian for minor children as to which he disclaims any beneficial ownership.

(7)	Includes 7,923 shares held by a 401(k) plan.

(8)	Includes 488 shares held by a 401(k) plan.

(9)	Includes 598 shares held by a 401(k) plan.

(10)	Includes 1,372,071 shares subject to options exercisable within 60 days of March 31, 2008.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Roper has Corporate Governance Guidelines. These guidelines reflect the Board of Director’s commitment to monitor the effectiveness of the functioning of the Board of Directors and its nominees. The Corporate Governance Guidelines are available on Roper’s website (www.roperind.com) and also may be obtained upon request from the Secretary.

Nominating Process

The two directors standing for re-election at the Annual Meeting were unanimously nominated by the Board of Directors. Roper’s independent Nominating and Governance Committee, acting under its charter, has determined the desired skills, ability, judgment, diversity and other criteria deemed appropriate for service as a director and is responsible for recommending new director candidates and re-nomination of existing directors based on those criteria, which includes, but is not limited to: high personal and professional ethics, integrity and values; knowledge of Company’s business environment; sound judgment and analytical ability; skills and experience in the context of the needs of the Board of Directors; breadth of business experience; and whether the candidate meets the independence requirements of NYSE. The Company frequently engages a third party to assist in identifying potential nominees. The Board of Directors’ process for identifying and evaluating potential nominees also includes soliciting recommendations from directors of the Company.

Neither the Board of Directors nor the Nominating and Governance Committee has a specific policy regarding consideration of shareholder director nominees. However, shareholder nominees submitted pursuant to the following procedures will be considered under the same criteria that are applied to other candidates. Under Roper’s By-laws, nominations for director may be made by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and materials required by the By-laws to Roper’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. No shareholder director nominee proposal in connection with the Annual Meeting was received under the By-laws or otherwise from any shareholder or group of shareholders. For the 2009 Annual Meeting of Shareholders, Roper must receive this notice on or after February 5, 2009, and on or before March 7, 2009. A shareholder can obtain a copy of the full text of the By-law provision by writing to Roper Industries, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240, Attention: Secretary. A copy of the By-laws has been filed with the SEC as an exhibit to Roper’s Quarterly Report on Form 10-Q filed on September 13, 2000. A copy of the By-laws can also be viewed on Roper’s website (www.roperind.com).

Shareholder Communications

The Board of Directors provides a process for shareholders to send written communications to the Board of Directors. Shareholders may send written communications to the Board of Directors, or the non-management members of the Board of Directors, in care of Roper Industries, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240, Attention: Secretary. The Secretary will compile all such communications from shareholders and submit them as addressed to the directors on a periodic basis. This process for shareholders to send such written communications also is set forth on Roper’s website (www.roperind.com).

Interested Party Communications

Any “interested party” (in accordance with NYSE Listing Standard 303A.03) who desires to contact the Company’s Board of Directors, any Committee of the Board, or select Board members (including the non-management directors as a group) may send written communications in care of Roper Industries, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240, Attention: Secretary.

Code of Business Conduct & Ethics

Roper has a Business Code of Ethics and Standards of Conduct (the “Code of Ethics”). The Code of Ethics addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations, (including insider trading laws); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. The Code of Ethics applies to Roper’s directors and employees, including its executive officers. The Code of Ethics is available on Roper’s website (www.roperind.com) and also may be obtained upon request from the Secretary. Any amendments to, or waivers of, the Code of Ethics will be disclosed on Roper’s website promptly following the date of such amendment or waiver.

Director Independence

The Board of Directors has a majority of independent directors as defined by the listing standards of the NYSE. As required by the director independence standards, the Board of Directors reviewed and analyzed the independence of each director in February 2008. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its Committees. During this review, the Board of Directors examined transactions and relationships between directors or their affiliates and Roper or Roper’s management. As a result of this review, on February 15, 2008, the Board of Directors affirmatively determined that all directors are independent, except for Messrs. Jellison and Calder, and that each member of the Audit, Compensation, and Nominating and Governance Committees is independent for purposes of serving on such Committees. The Company’s director independence standards are available on Roper’s website (www.roperind.com) and may be obtained upon request from the Secretary.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2007 served as an officer, former officer, or employee of the Company or had a relationship discloseable under “Related Person Transactions.” Further, during 2007, no executive officer of the Company served as:

•

a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

•	director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

Review and Approval of Related Party Transactions

The Company has operated under a Code of Ethics for many years. The Company’s Code of Ethics requires all employees, officers and directors, without exception, to avoid engagement in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to the Company than could be obtained from an unrelated person.

The Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons. The Company has not adopted written procedures for reviewing related person transactions. The Company reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions, if any, that are determined to be directly or indirectly material to the Company or a related person are disclosed.

During 2007, the Audit Committee determined there were no related party transactions.

BOARD COMMITTEES AND MEETINGS

The Board of Directors of the Company met five times during the fiscal year ended December 31, 2007. During such period, all of Roper’s directors attended at least 75% of the total number of meetings of the Board of Directors and of any Committee on which he served. The Board of Directors has not implemented a formal policy regarding director attendance at the annual meeting. One of Roper’s directors, Mr. Jellison, the Chairman of the Board of Directors, attended the 2007 annual meeting of shareholders in person, and eight directors, Messrs. Banks, Calder, Devonshire, Fort, Johnson, Prezzano, Wallman, and Wright attended by telephone.

Roper’s non-management directors meet in executive session at each Board of Directors meeting. The non-management directors choose the director who presides at these meetings, and that role is rotated.

Board Committees

The Board of Directors of the Company has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee operates under a written charter, copies of which can be viewed on Roper’s website (www.roperind.com) and may be obtained upon request from the Secretary.

Executive Committee: 1 Meeting Held in 2007

The Executive Committee has the authority to exercise all powers of the Board of Directors between regularly scheduled Board of Directors meetings.

Audit Committee: 8 Meetings Held in 2007

The functions and responsibilities of the Audit Committee are described in the “AUDIT COMMITTEE REPORT” on page 21. The Board of Directors has determined that based on his extensive background and expertise, particularly as the chief financial officer of various other public companies, Mr. Devonshire meets the criteria of an “audit committee financial expert” under SEC rules. The Board of Directors has determined that all Audit Committee members meet the NYSE standard of financial literacy and have accounting and related financial management expertise.

Compensation Committee: 3 Meetings Held in 2007

The Compensation Committee administers Roper’s executive incentive compensation programs and determines, together with the other independent members of the Board of Directors, annual salary levels and incentive compensation awards for the Company’s executive officers. The Compensation Committee also, at the direction of the Board, periodically reviews and determines the form and amounts of Director compensation and reviews and makes recommendations to the Board with respect to executive compensation and benefits. The Compensation Committee may delegate its duties and responsibilities to a subcommittee of the committee. The report of the Compensation Committee is on page 28.

Pursuant to its charter, the Compensation Committee has the authority and responsibility to:

•

Annually review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation and based on that evaluation, determine and approve the compensation of the Chief Executive Officer, including salary, bonus, incentive and equity compensation;

•	Annually review performance and approve compensation, including salary, bonus, and incentive and equity compensation, of the Company’s executive officers;

•	Grant discretionary awards and otherwise make determinations under the Company’s equity, incentive, retirement, and deferred compensation plans, to the extent provided in such plans;

•	Determine performance goals and certify whether performance goals have been satisfied for incentive plans complying or intended to comply with Section 162(m) of the IRS Code;

•	Periodically review and make recommendations to the Board of Directors concerning the Company’s equity and incentive compensation plans;

•	Periodically review and determine the form and amounts of Director Compensation as delegated by the Board of Directors;

•	Review and discuss with management the annual Compensation and Discussion Analysis (“CD&A”) disclosure regarding named executive officer compensation.

Nominating and Governance Committee: 3 Meetings Held in 2007

The Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become directors, determining the size and composition of the Board of Directors and its Committees, developing and implementing corporate governance guidelines, evaluating the qualifications and independence of members of the Board on a periodic basis and evaluating the overall effectiveness of the Board of Directors and its committees.

Pursuant to its charter, the Nominating and Governance Committee has the authority and responsibility to:

•	Evaluate a candidate’s qualification based on a variety of factors, including such candidate’s integrity, reputation, judgement, knowledge, experience, and diversity as well as the Board’s needs;

•	Recommend qualified individuals for board membership, including individuals suggested by management and/or shareholders;

•	Periodically review the size and responsibilities of the Board and its committees and recommend proposed changes to the Board;

•	Recommend to the Board directors to serve as members of each committee;

•	Annually review and recommend committee slates and recommend additional committee members as needed;

•	Develop and recommend to the Board a set of corporate governance guidelines and periodically review such guidelines and propose changes to the Board;

•	Annually review and approve the Chief Executive Officer’s management succession plan to ensure continuity of management;

•	Develop and recommend to the Board an annual self-evaluation process for the Board and its committees, and administer and oversee the evaluation process.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four non-employee directors, each of whom has been determined by the Board of Directors to be independent under the rules of the NYSE and the SEC. The Audit Committee’s responsibilities are set forth in its charter.

The Audit Committee oversees and reviews with the full Board of Directors any issues with respect to the Company’s financial statements, the structure of the Company’s legal and regulatory compliance, the performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function. The Committee retains the Company’s independent auditors to undertake appropriate reviews and audits of the Company’s financial statements, determines the compensation of the independent auditors, and pre-approves all of their services. The Company’s management is primarily responsible for the Company’s financial reporting process and for the preparation of the Company’s financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee maintains oversight of the independent public accountants by discussing the overall scope and specific plans for their audits, the results of their examinations, their evaluations of the Company’s internal accounting controls, and the overall quality of the Company’s financial reporting. The Audit Committee may delegate its duties and responsibilities to a subcommittee of the committee.

The Audit Committee maintains oversight of the Company’s internal audit function by evaluating the appointment and performance of the Company’s director of internal auditing and periodically meeting with the director of internal auditing to receive and review reports of the work of the Company’s internal audit department. The Audit Committee meets with management on a regular basis to discuss any significant matters, internal audit recommendations, policy or procedural changes, and risks or exposures, if any, that may have a material effect on the Company’s financial statements.

The Audit Committee has: (i) appointed and retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors for the fiscal year ended December 31, 2007; (ii) reviewed and discussed with the Company’s management the Company’s audited financial statements for the fiscal year ended December 31, 2007; (iii) discussed with PwC the matters required to be discussed by Statements on Auditing Standards No. 61—“Communications with Audit Committees,” as amended, as then in effect; (iv) received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1— “Independence Discussions with Audit Committees,” as then in effect, and has discussed with PwC their independence; (v) discussed matters with PwC outside the presence of management; (vi) reviewed internal audit recommendations; (vii) discussed with PwC the quality of the Company’s financial reporting; and (viii) reviewed and discussed with PwC the results of the audit of the effectiveness of internal controls over financial reporting in accordance with § 404 of the Sarbanes-Oxley Act.

In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Christopher Wright, Chairman

W. Lawrence Banks

David W. Devonshire

Richard Wallman

The foregoing report and other information provided above regarding the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that Roper specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”), is intended to provide information about our compensation objectives and policies for our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers (“named executive officers”) that will place in perspective the information contained in the tables that follow this discussion. Our CD&A is organized as follows:

•

Business Model and Competitive Environment – An overview of our business model and competitive pressures is provided in this section to provide context on the structure and operation of our executive compensation program.

•	Objectives of Our Compensation Program. In this section, we describe our compensation philosophy and related operating principles.

•	Elements of Compensation. This section includes a description of the types of compensation payable to our executive officers while they are employed by our company and on a post-termination basis.

•	Analysis of 2007 Compensation. This section provides detail on compensation for our named executive officers in 2007.

•	Share Ownership and Retention Guidelines. This section includes a description of the share ownership and retention guidelines applicable to our named executive officers.

•

Regulatory Requirements. This section discusses the impact of Sections 162(m) and 409A of the Code, the Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”), and various other regulatory requirements on decisions regarding our executive compensation.

Business Model and Competitive Environment

Roper is a diversified growth company. Our goal is to create superior long-term value for our investors. Our strategy is to build high-performance businesses united by common metrics and governance systems. Two key elements are critical to successfully executing our strategy and driving sustained value creation:

•	operational excellence and reinvestment in our existing businesses to generate attractive cash returns, and

•	wisely deploying the cash generated from operations, primarily by making acquisitions that can be successfully integrated into our portfolio of companies.

To achieve these objectives, we take a minimalist approach to corporate structure to create an entrepreneurial organization. By doing so, we maintain the nimbleness associated with smaller companies while realizing the scale benefits of larger organizations.

We operate in an intensely competitive business environment. From a business perspective, not only do we compete with numerous companies in many markets for customers, but we also compete with different types of organizations for potential acquisitions. We also compete with many different types and sizes of organizations for senior leadership capable of executing our business strategies. Among other challenges, our business model requires leaders with operational and portfolio expertise who are capable of taking on high levels of personal responsibility without the infrastructure support typically provided in companies of similar size.

Objectives of our Compensation Program

Our compensation program for executives is based on our business needs and challenges in creating shareholder value. To support the achievement of our business strategies and goals, we:

•	tie compensation to performance;

•	emphasize equity compensation to align executives’ financial interests with those of shareholders;

•

maintain compensation and reward levels that are competitive in both publicly traded and privately held enterprises that enable us to recruit and retain seasoned leadership capable of driving and managing a diversified growth company;

•	simplify compensation design to facilitate ease of administration and communication;

•	maintain flexibility to adjust to changing business needs in a fast-paced business environment; and

•	adhere to the highest legal and ethical standards.

Compensation Process

The Compensation Committee performs an extensive review of each element of compensation of our named executive officers at least once a year and makes a final determination regarding any adjustments to current compensation structure and levels after considering a number of factors. The Compensation Committee generally takes into account the scope of a named executive officer’s responsibilities, performance and experience as well as competitive compensation levels. During the annual review process, the Compensation Committee also reviews our full-year financial results against financial performance in prior periods.

Consulting Assistance

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In 2007, the Compensation Committee retained an independent compensation consultant to provide the Compensation Committee with independent, objective analysis and professional opinions on executive compensation matters. This consultant, Frederic W. Cook & Co., Inc. (the “Consultant”), reports directly to the Chair of the Compensation Committee and performs no other work for the Company. The Consultant generally attends all meetings of the Compensation Committee where evaluations of the effectiveness of overall executive compensation programs are conducted or where compensation for executive officers is analyzed or approved. The Consultant assists in gathering and analyzing market data for compensation paid for similar positions at similar companies. In addition, the Consultant provides expert knowledge of marketplace trends and best practices relating to competitive pay levels.

Role of CEO

While the Compensation Committee is ultimately responsible for making all compensation decisions affecting our named executive officers, the CEO plays a role in the process underlying such decisions. Because the CEO has close day-to-day association with the other named executive officers and operations of the Company, the Compensation Committee considers the CEO’s input important in making compensation decisions. The CEO periodically discusses with the Compensation Committee the performance of the Company and all the named executive officers, including himself. The CEO does not participate in the portion of the Compensation Committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation.

Market Benchmarking

Market pay levels are one of many factors we consider in setting compensation levels and equity participation for executives. To provide a frame of reference, information on market pay levels is obtained from various sources including: published compensation surveys, information for selected benchmark and other publicly traded companies, experience obtained from the marketplace in hiring executives and examining compensation levels used by private equity companies to attract leadership teams and to share the rewards of value creation with those executives.

We annually gather information on pay levels and practices for a group of publicly traded benchmark companies selected based on their business focus. The companies included in the group are periodically reviewed and evaluated in light of our development and growth. The group of benchmark companies used in 2007 is believed to be a reasonably comparable group of public companies with which we compete for customers, investors, and executives. Roper is in the middle of the group in terms of size, but with economic performance being in the upper quartile of the benchmark companies. The benchmark companies for 2007 included Danaher, Thermo Fisher Scientific, Dover, ITT, Waters, Millipore, Ametek, SPX, Pentair, Flowserve, Idex, Perkin-Elmer, Crane, and Varian. Information for each company is collected in regard to total compensation levels for named executive officers (including base salary, annual bonus, long-term incentives, and other compensation), dilution from stock incentives, share usage under stock incentive plans (including the number of shares historically granted annually as a percentage of total shares outstanding and the expense of all stock awards granted as a percentage of market capitalization), retirement practices, and other related items. This information is summarized and reviewed with the Compensation Committee. We also periodically gather information from leading published compensation surveys for industrial companies generally and review information related to compensation among private equity firms.

We have no formal policies or practices on specific relationships between compensation for our executives and statistics on market pay levels. Our goal is to provide compensation that allows us to attract and retain executives capable of effectively leading a diversified growth company. Market pay levels are only one factor considered in evaluating the supply of and demand for executives, with the decision ultimately reflecting an evaluation of individual contribution and value to the Company.

Elements of Compensation

This section describes each element of executive compensation, the objective of each element and how it fits into our overall program, and the basis for allocations among elements. Details on the application of our compensation policies and programs to the named executive officer compensation for 2007 are discussed in the following section “Analysis of 2007 Compensation.”

Long-Term Stock Incentives

Equity compensation is the cornerstone of the total compensation program for our named executive officers, and receives the heaviest weighting of all elements. It is intended to be a key element in driving the creation of value for investors and in attracting and retaining executives capable of effectively executing our business strategies. We emphasize equity compensation because it supports the achievement of many of our key compensation objectives:

•	Align executives’ interest with those of shareholders.

•	Retain executives and reward future service, by providing for forfeiture of awards prior to satisfaction of multi-year service requirements.

•	Tie pay to performance by linking compensation to shareholder value creation.

•	Attract executives, particularly those interested in building long-term value for shareholders, as equity compensation is a key element of competitive pay packages for executives.

Our long-term incentive program currently consists of a blend of two types of awards, both tied to stock price:

•

Stock Options—The exercise price of stock options is set at the market price of our stock on the date of grant, with options generally vesting in installments over three years. This design gives executives an incentive to increase share price and requires continued service over several years to realize any potential gains.

•

Restricted Stock—As with stock options, restricted shares generally vest in installments over three years. In some cases, however, restricted shares may fully vest at the end of three years without any annual installment vesting. Dividends are paid currently on restricted shares during the vesting period. Restricted stock is intended to encourage the retention of executives, while providing a continuing incentive to increase shareholder value.

To strengthen the alignment with shareholders, the size of awards has been generally expressed as a constant number of shares which fluctuate in value from year to year with changes in stock price.

While stock is a major component of executive compensation, other elements are needed to provide an integrated and competitive total pay package.

Base Salary

Base salaries are an important part of executives’ compensation. They are determined based on an executive’s role in the Company, scope of responsibilities, experience and skills. Market practices are also considered in setting salaries. Base salaries are intended to assist us in attracting executives and recognizing differing levels of responsibility and contribution among executives. It represents a smaller percentage of compensation for more senior executives, with a greater percentage of compensation tied to performance and value creation.

Annual Incentive Bonuses

In addition to equity compensation and salary, annual bonuses paid in cash are another important piece of total compensation for our executives. Annual bonus opportunities are intended to support the achievement of our business strategies by tying a meaningful portion of compensation to the achievement of established financial objectives for the year. Annual bonus opportunities also are a key tool in attracting executives due to their market prevalence and add a variable component to our overall cost structure.

Retirement Benefits

We currently do not have a traditional pension program. Our executives participate in a 401(k) program, which is the same as for other eligible employees. This program provides for matching contributions capped at 7.5% of salary subject to limitations imposed by the Code. Our retirement plan is a component of our total compensation program and subject to periodic review.

To provide financial planning flexibility, we have historically maintained a Non-Qualified Retirement Plan under which our executive officers may elect to defer cash compensation and receive tax-deferred returns on those deferrals. This plan also provides deferred compensation benefits that would be earned under the tax-qualified 401(k) program but for certain compensation and benefits limitations imposed by the Code. For more information on this plan, see the Nonqualified Deferred Compensation section on page 35.

Other Benefits and Perquisites

Executive officers participate in our other employee benefit programs on the same terms as similarly situated employees. In addition, executive officers participate in a Medical Reimbursement Plan which pays for certain medical and dental expenses. We have generally avoided the use of perquisites and other types of non-cash benefits, but we do provide for an automobile allowance and club memberships when they have a business purpose. Currently, we provide an automobile allowance and club memberships to all our named executive officers.

Severance Benefits

To assist in the recruitment of executives, we entered into severance or change-in-control arrangements with four of our named executive officers when they joined the Company, which provide severance benefits in the event of termination of employment under certain circumstances. For a description of these agreements and the payments that would be due under various termination scenarios, see the “Potential Payments upon Termination or Change in Control” section on page 36. In addition, our equity awards provide for accelerated vesting upon termination of employment in certain circumstances, as summarized below.

Equity Award Provisions. Our stock awards to named executive officers, as well as other participants, provide for accelerated vesting of awards in certain circumstances. Under the 2006 Plan, as approved by shareholders at the 2006 annual meeting, vesting will be accelerated for outstanding awards if the awards are not assumed or otherwise equitably converted into comparable awards by the acquiring company following a change of control. If the awards are assumed by the acquirer and within two years after the change in control a participant’s employment is terminated without “cause” or a participant resigns for “good reason,” the participant’s awards will become vested (“double trigger” approach). We adopted this approach, rather than providing for vesting solely upon a change in control (“single trigger” approach) because we believe that the double trigger provides adequate employment protection and reduces potential costs associated with the agreements to an acquirer of the Company. This policy is subject to periodic review and possible revision.

Tax Gross-Ups. Under Section 280G of the Code, an executive may be subject to excise taxes on benefits received in relation to a change in control of the Company. While many companies provide excise-tax gross-ups to executives to place the executive in the same tax position as if the excise tax did not apply, we have not historically provided this protection to any executive. This policy is subject to periodic review and possible revision.

Mix of Total Compensation

In regard to the allocation of the various pay elements within the total compensation program, no formula or specific weightings or relationships are used. Our emphasis is on long-term incentives tied to stock price over cash and other forms of compensation. Annual bonuses are the other key form of incentive compensation and, for top executives, are targeted to equal or exceed base salaries to emphasize pay that varies based on performance, rather than salaries or other forms which do not directly vary with performance. Base salaries are the other significant form of current compensation and receive the lowest weighting. Only a small portion of total compensation is not paid in current cash or stock. Perquisites and other types of non-cash benefits are used, as noted above, on a limited basis and represent a small portion of total compensation for executives.

Analysis of 2007 Compensation

Consistent with our philosophy of linking performance and compensation, compensation for our named executive officers in 2007 was based on our business results. 2007 was another year of strong growth and performance for Roper. Net earnings grew by more than 29% over 2006’s record levels, while revenues grew by more than 24% from the prior year. Profit margins expanded and cash generation remained strong. This section discusses and analyzes the compensation actions that were taken in 2007 for our named executive officers, as reported in the following compensation tables.

Base Salary

The Compensation Committee reviews the base salaries of our named executive officers each year, as well as at the time of a promotion or other change in responsibility. Any salary adjustments are usually approved in February, effective as of January 1. Salaries for 2007, as effective at the start of the year, were higher than 2006 by the following percentages for our named executive officers: Mr. Jellison: 5.6%; Mr. Humphrey: 8.4%;

Mr. Winfrey: 5.0%; Mr. Wood: 20.0%; Mr. Crocker: 6.3%. These increases generally reflect the continued growth of the Company, as well as the Committee’s evaluation of the responsibilities and performance of each officer. The increase for Mr. Wood reflected the assignment of broader operating responsibilities.

Annual Incentive Bonus

Annual incentive bonuses for our named executive officers are based on achieving financial performance targets that are established at the start of the year. Additional factors related to the creation of value for shareholders are also considered when deemed appropriate by the Compensation Committee.

Under our program, each named executive officer is assigned an incentive opportunity expressed as a percentage of base salary. For the chief executive officer in 2007, that percentage was 200% of salary. For the other named executive officers, the percentage in 2007 was 100% of salary.

For 2007, the Company established incentive bonus targets which were aligned with increases in EBITDA per share. (EBITDA defined as net earnings before interest, taxes, depreciation and amortization). The Compensation Committee believes this measurement is a good reflection of company performance. The share count used in the EBITDA per share calculation was the average diluted shares outstanding for 2007 excluding the effects of the Company’s convertible notes.

For the EBITDA per share component in 2007, a 20% growth objective over 2006 was set as the level at which the full bonus opportunity would be earned. The minimum threshold for any bonus opportunity was set at a 4.5% growth in EBITDA per share over 2006. At this minimum threshold level, 35% of the full bonus opportunity would be earned. To the extent EBITDA per share grew between 4.5% and 20%, the percentage of the bonus opportunity earned would be determined through straight-line interpolation. EBITDA per share for the Company grew by more than 20% in 2007 over 2006 and payment of the full bonus opportunity for the EBITDA per share component for 2007 was approved by the Compensation Committee. In regard to the segment measures, bonuses were based on a combination of operating income growth using the same formula and overall company performance using EBITDA per share growth. All segments received full bonuses for 2007 as performance exceeded the maximum performance level, except for the Imaging segment which received a partial bonus based on its performance. Bonuses for our Group Vice Presidents were based two-thirds on their segment performance and one-third on corporate performance. The bonuses to our named executive officers for 2007 are shown in the Summary Compensation Table below on page 32.

Long-Term Stock Incentives

For 2007, we continued our practice of awarding a blend of stock options and restricted shares to our executive officers. Consistent with our philosophy of aligning executive officer compensation with shareholder value, the number of stock options and restricted shares awarded to our named executive officers was the same as in prior years. The exceptions were for (1) Mr. Wood who received 3,000 more stock options in 2007 than in prior years due to increased responsibilities; (2) Mr. Humphrey who received 27,000 fewer awards and 20,000 fewer option awards in 2007 than in 2006 due to additional incentives in 2006 associated with his start of employment in April 2006; and (3) Mr. Crocker who received 12,000 fewer option awards and 5,000 fewer stock awards in 2007 than in 2006 due to a transition of responsibilities. These awards are shown in the Grants of Plan-Based Awards Table below. In making its decision on the equity awards for 2007, the Compensation Committee reviewed past practices at the Company, the Company’s performance as well as that of the named executive officers, and market compensation information.

Share Ownership and Retention Guidelines

We believe that our executives should have a significant equity interest in the Company. To promote such equity ownership and further align the interests of our executives with our shareholders, we adopted share retention and ownership guidelines for our key executives. The stock ownership requirements vary based upon the executive’s level and are expressed as a number of shares, ranging from a minimum of 100,000 shares for the Chief Executive Officer to 15,000 shares for Group Vice Presidents. Until the stock ownership guidelines are met, an executive is required to retain 100% of any applicable shares received (on a net after tax basis) under our equity compensation program. Our key executives will have a substantial portion of their incentive compensation paid in the form of our Common Stock. The program is subject to periodic review by the Compensation Committee.

Regulatory Considerations

The Code contains a provision that limits the tax deductibility of certain compensation paid to our named executive officers. This provision disallows the deductibility of certain compensation unless it is considered performance-based compensation under the Code. Our stock options are designed to be performance based and fully deductible. The restricted stock awards granted to our named executive officers in 2007 are performance based in a manner that will preserve their full deductibility. We have adopted policies and practices that should ensure the full deductibility of our annual incentive bonuses. However, we may forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our shareholders.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Code regarding non-qualified deferred compensation and the change-in-control provisions of Section 280G of the Code. In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results. For example, we consider the impact of FAS 123(R), which requires us to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by:	Robert D. Johnson, Chairman John F. Fort III Wilbur J. Prezzano

DIRECTOR COMPENSATION

Compensation for our directors who are not employees of the Company is governed by the Company’s Director Compensation Plan, which is a sub-plan of the Company’s 2006 Incentive Plan. The Director Compensation Plan provides an annual fee of $42,500, paid in quarterly installments, and additional fees of $2,000 for each day of attendance in person at Board of Directors meetings or $1,000 for each meeting day attended telephonically. Additionally, the chairman of each of the Audit, Compensation, and Nominating and Governance Committees received an annual retainer of $5,000, and each Board of Directors committee member (including the chairman of the committee) received $1,000 for each day of attendance in person at Board of Directors committee meetings or $500 for each meeting day attended telephonically, unless the Board of Directors committee meeting is the same day of a regularly scheduled board meeting. Different committee meetings held on the same meeting day are deemed a single day. The Director Compensation Plan also provides for an annual grant of 4,000 restricted shares, which are issued immediately after the Company’s Annual Meeting of shareholders. One-half of such shares vest six months after the grant date and the remaining one-half vest the day before the next Annual Meeting of shareholders.

Directors who were also employees (Messrs. Jellison, and Calder) were eligible to participate (i) in the Roper Industries, Inc. Employees’ Retirement Savings 003 Plan, to which Roper contributed a minimum of 3% and up to a maximum of 7.5% of their eligible earnings and (ii) the 2000 Plan in which management and other employees participate. Mr. Calder received a grant of restricted shares and cash compensation in the same amounts as directors who were eligible to participate in the Director Compensation Plan. Mr. Jellison did not receive any additional compensation for his service as a Director of the Company.

The Compensation Committee, which is charged by the Board of Directors with fixing Director compensation, recently established shareholder ownership and retention guidelines for our Directors. Directors are required to own 4,000 shares of Company Common Stock. Until the share ownership guidelines are met, Directors are required to retain 100% of any shares they receive (on a net after tax basis) under the Company’s Director Compensation Plan.

The following table further summarizes the compensation paid to our directors, excluding Mr. Jellison, for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
W. Lawrence Banks	$63,000	$211,615	$682	—	—	—	$275,297
Donald G. Calder	$58,000	$211,615	$682	—	—	$4,500	$274,797
David W. Devonshire	$65,500	$211,615	—	—	—	—	$277,115
John F. Fort III	$52,750	$211,615	$682	—	—	—	$265,047
Robert D. Johnson	$60,500	$211,615	—	—	—	—	$272,115
Derrick N. Key(5)	—	$(9,202)	$682	—	—	—	$(8,520)
Wilbur J. Prezzano	$65,000	$211,615	$682	—	—	—	$277,297
Richard Wallman	$60,000	$217,397	—	—	—	—	$277,397
Christopher Wright	$69,500	$211,615	$682	—	—	—	$281,797

(1)

The dollar values shown represent the accounting expense we recognized in 2007 for stock and option awards held by our directors other than Mr. Jellison, calculated in accordance with FAS 123(R) or, with respect to awards granted prior to 2006, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation (“FAS 123”). The assumptions used in determining the grant date fair values of these option awards are set forth in Note 11 to the Company’s consolidated financial statements for 2007, which are included in our Annual Report on Form 10-K for 2007, filed with the SEC on February 29, 2008. The awards for which expense is shown in this table include the awards granted in 2007, as well as awards granted prior to 2007 for which we continued to recognize expense in 2007.

(2)

The aggregate number of shares under restricted stock awards outstanding at December 31, 2007 for each director is 2,000 except for Mr. Key who did not have any outstanding restricted stock awards at December 31, 2007. Mr. Key retired in January 2007 and therefore the amortization expense recorded in 2006 that is related to these forfeited restricted shares was reversed in 2007.

(3)

The aggregate number of shares under stock and options awards outstanding at December 31, 2007 for each director is as follows: Mr. Banks: 38,000; Mr. Calder: 38,000; Mr. Devonshire: 6,000; Mr. Fort III 41,200; Mr. Johnson: 2,000; Mr. Key: 20,000: Mr. Prezzano: 38,000; Mr. Wright: 38,000; and Mr. Wallman: 2,000.

(4)	Mr. Calder received contributions from the Company to his account in the 401(k) Plan of $4,500.

(5)	Mr. Key retired from the Board of Directors in January 2007.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning Roper’s current executive officers as of the record date. The executive officers are elected by the Board of Directors and serve at the discretion of the Board of Directors.

Name	Position and Offices with Roper	Age
Brian D. Jellison*	Chairman of the Board of Directors, President and Chief Executive Officer	62
John Humphrey	Vice President and Chief Financial Officer	42
Nigel W. Crocker	Group Vice President	53
David B. Liner	Vice President, General Counsel and Secretary	52
Timothy J. Winfrey	Group Vice President	47
Benjamin W. Wood	Group Vice President	47

*	For more information on Mr. Jellison, see “Proposal 1: Election of Two Directors” above.

Nigel W. Crocker has been Group Vice President since November 1996. From September 1995 until November 1996, he served as president of AMOT’s U.S. unit, and from October 1991 until November 1996 he served as managing director of AMOT’s U.K. unit. Mr. Crocker served as managing director of Jiskoot Autocontrol Ltd. U.K., a control engineering company, from January 1990 until August 1991.

John Humphrey became Roper’s Vice President and Chief Financial Officer on April 24, 2006. Prior to accepting this position he served as vice president and chief financial officer for Honeywell Aerospace. From July 2001 to December 2003, he was the vice president and chief financial officer for Engines, Systems and Services, a segment of Honeywell Aerospace. From May 2000 to July 2001, Mr. Humphrey was the vice president, finance for Honeywell Aerospace. Prior to that, Mr. Humphrey held several other financial positions with AlliedSignal. Before joining AlliedSignal, Mr. Humphrey held various production management positions at Detroit Diesel Corp.

David B. Liner has been Vice President, General Counsel and the Secretary since joining the company on August 1, 2005. From October 2001 until August 2005, Mr. Liner was a member of Dykema Gossett, PLLC, a large Michigan based law firm. He was a member of the firm’s corporate finance practice group and head of both the firm’s automotive industry practice team and China practice. From February 1997 to July 2001, he served as vice president and general counsel of MascoTech, Inc. (now known as Metaldyne Corporation), a diversified industrial products company primarily serving the global transportation industry, which was listed on the New York Stock Exchange. From 1980 to 1997, he was a member of the legal department of Masco Corporation, a Fortune 500 manufacturer of products for the home and family.

Timothy J. Winfrey has been Group Vice President since June 2002. From October 2001 until June 2002, he was president of Ingersoll Rand Company’s commercial and retail air solutions business, prior to which from May 1999 he was vice president and general manager of IR’s reciprocating compressor division. From June 1996 until April 1999, Mr. Winfrey was first director of corporate development, and then general manager of the joint ventures and services business of Owens Corning, prior to which, from July 1995, he was first manager, strategic planning, and then associate director, corporate development of the Eaton Corporation. Mr. Winfrey held various project management positions at British Petroleum from August 1990 until December 1994.

Benjamin W. Wood has been Group Vice President since May 2003. Prior to joining Roper, he served for four years at Ingersoll Rand Company in strategic planning, financial analysis and business development roles before becoming vice president of marketing for the infrastructure sector in 2000. Mr. Wood’s earlier experiences include 11 years in Asia in entrepreneurial and corporate roles for privately held technology and software companies.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation paid to our named executive officers for the fiscal years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)		Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan(1)(3) Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation
Brian D. Jellison Chairman of the Board, President and Chief Executive Officer	2007 2006	$950,000 900,000		— —	$7,142,047 5,235,196	$1,052,121 554,767	$1,900,000 1,800,000	— —	$46,878 213,264	$11,091,046 8,703,227

John Humphrey Vice President and Chief Financial Officer	2007 2006	450,000 286,243	(6)	— —	844,298 19,552	455,865 191,533	450,000 415,000	— —	76,465 248,197	2,276,628 1,360,525

Timothy J. Winfrey Group Vice President	2007 2006	420,000 400,000		— —	476,946 384,606	201,666 104,183	420,000 320,000	— —	88,402 78,143	1,607,014 1,286,932

Benjamin Wood Group Vice President	2007 2006	390,000 325,000		— —	476,946 384,606	143,039 61,981	225,000 325,000	— —	78,775 62,188	1,313,760 1,158,775

Nigel W. Crocker Group Vice President	2007 2006	335,000 315,000		— —	348,244 384,606	72,811 61,539	335,000 315,000	— —	78,621 74,377	1,169,676 1,150,522

(1)	Amounts shown include, as applicable, deferrals to the 401(k) Plan and the Non-Qualified Retirement Plan.

(2)

The dollar values shown represent the accounting expense we recognized in 2006 and 2007 for stock and option awards held by the named executive officers, calculated in accordance with FAS 123(R) or, with respect to awards granted prior to 2006, in accordance with FAS 123. The assumptions used in determining the grant date fair values of these option awards are set forth in the Note 11 to the Company’s consolidated financial statements for 2006 and 2007, which are included in our Annual Report on Form 10-K for 2006 and 2007, filed with the SEC. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table on page 33 of this proxy statement, as well as awards granted in 2004 and 2005 for which we continued to recognize expense in 2006.

(3)	The amounts in this column reflect payments made pursuant to the Company’s cash incentive bonus plan, which is further explained in the CD&A section related to Annual Incentive Bonus on page 27.

(4)	The Non-Qualified Retirement Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules.

(5)	Amounts reported in the “All Other Compensation” column for 2007 are equal to the Company’s cost and include the following items:

Name	Club Memberships	Company Car	Financial Planning	Additional Medical Benefits	Contributions to Defined Contribution Plans	Life Insurance Premiums
Brian Jellison	$2,728	$24,000	—	$3,275	$16,875	—
John Humphrey	5,321	24,000	—	—	47,144	—
Tim Winfrey	6,148	19,000	—	6,566	56,688	—
Ben Wood	—	19,000	—	5,337	54,438	—
Nigel Crocker	3,747	19,000	—	4,675	49,671	$1,528

(6)	Represents the prorata portion of Mr. Humphrey’s salary paid following his commencement of service on April 24, 2006.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2007 to the named executive officers.

Name	Grant Date	Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of Stock/ Units(2)	All Other Option Awards: # of Securities Underlying Options(3)	Exercise / Base Price of Option Awards ($/Sh)	Full FAS 123R Value ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian D. Jellison	02/16/2007	02/15/2007							110,000			5,740,900
	02/16/2007	02/15/2007								110,000	$52.19	1,655,390
			665,000	1,900,000	1,900,000

John Humphrey	02/16/2007	02/15/2007							12,500			652,375
	02/16/2007	02/15/2007								40,000	52.19	601,960
			157,500	450,000	450,000

Timothy J. Winfrey	02/16/2007	02/15/2007							10,000			521,900
	02/16/2007	02/15/2007								20,000	52.19	300,980
			147,000	420,000	420,000

Benjamin Wood	02/16/2007	02/15/2007							10,000			521,900
	02/16/2007	02/15/2007								15,000	52.19	225,735
			136,500	390,000	390,000

Nigel W. Crocker	11/21/2007	11/21/2007							5,000			305,750

			117,250	335,000	335,000

(1)	For an explanation of the material terms, refer to the CD&A section related to Annual Incentive Bonuses on page 25.

(2)

The restricted shares vest ratably on the first, second and third anniversaries of the date of grant, except to those for Mr. Crocker which vest on June 30, 2009. Dividends are paid currently on restricted shares.

(3)

The stock options vest ratably in February 2008, 2009, and 2010 and expire on the tenth anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our Common Stock on the date of grant.

(4)	The dollar values reflect the full compensation cost of the awards as calculated in accordance with FAS 123(R).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007 with respect to the named executive officers.

Name	Option Awards					Stock Awards
	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Brian D. Jellison	400,000			$20.7250	11/06/2011
	200,000			$19.1750	11/19/2012
	110,000			$24.2000	02/25/2014
	98,000	12,000	(2)	$31.3550	04/18/2012
	36,666	73,334	(3)	$42.3500	02/23/2013
		110,000	(5)	$52.1900	02/16/2017
						280,000	(6)	$17,511,200

John Humphrey	20,000	40,000	(4)	$49.5150	04/24/2013
		40,000	(5)	$52.1900	02/16/2017
						48,833	(7)	$3,054,016

Timothy J. Winfrey	8,000			$19.4475	06/03/2012
	40,000			$19.1750	11/19/2012
	12,000			$24.2000	02/25/2014
	18,000	2,000	(2)	$31.3550	04/18/2012
	6,667	13,333	(3)	$42.3500	02/23/2013
		20,000	(5)	$52.1900	02/16/2017
						19,999	(8)	$1,250,737

Benjamin Wood	3,334			$14.9000	04/03/2013
	4,001			$24.2000	02/25/2014
	2,666	1,336	(2)	$31.3550	04/18/2012
	4,000	8,000	(3)	$42.3500	02/23/2013
		15,000	(5)	$52.1900	02/16/2017
						19,999	(8)	$1,250,737

Nigel W. Crocker	50,000			$19.1750	11/19/2012
	10,664	1,336	(2)	$31.3550	04/18/2012
	4,000	8,000	(3)	$42.3500	02/23/2013
						14,999	(9)	$938,037

(1)	Calculated by multiplying $62.54, the closing market price of our Common Stock on December 31, 2007, by the number of restricted shares that have not vested.

(2)	These stock options were granted on April 18, 2005 with unexercisable shares vesting in February 2008.

(3)	These stock options were granted on February 23, 2006 with unexercisable shares vesting ratably in February 2008 and 2009.

(4)	These stock options were granted on April 24, 2006 and vest ratably on the first, second and third anniversaries of the date of grant.

(5)	These stock options were granted on February 16, 2007 and vest ratably on the first, second and third anniversaries of the date of grant.

(6)

This represents multiple restricted stock awards as follows: (i) 96,667 shares remaining on 170,000 shares granted on November 4, 2005 and vesting in February 2008 (ii) 73,333 shares remaining on 110,000 shares granted on February 23, 2006 and vesting ratably in February 2008 and 2009, and (iii) 110,000 shares granted on February 16, 2007 and vesting ratably in February 2008, 2009, and 2010.

(7)

This represents multiple restricted stock awards as follows: (i) 30,000 shares granted on April 24, 2006, which cliff vest on the third anniversary of the date of grant, (ii) 6,333 shares remaining on 9,500 shares granted on November 30, 2006, which vest ratably in February 2008 and 2009, and (iii) 12,500 shares granted on February 16, 2007, which vest ratably in February 2008, 2009, and 2010.

(8)

This represents multiple restricted stock awards as follows: (i) 3,333 shares vesting in February 2008, which remain from 10,000 shares granted on November 4, 2005, (ii) 6,666 shares vesting ratably in February 2008 and 2009, which remain from 10,000 shares granted on February 23, 2006, and (iii) 10,000 shares granted on February 16, 2007 and vesting ratably in 2008, 2009, and 2010.

(9)

This represents multiple restricted stock awards as follows: (i) 3,333 shares vesting in February 2008, which remain from 10,000 shares granted on November 4, 2005, (ii) 6,666 shares vesting ratably in February 2008 and 2009, which remain from 10,000 shares granted on February 23, 2006, and (iii) 5,000 shares granted on November 21, 2007, which cliff vest on June 30, 2009.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock vesting and option exercises during the fiscal year ended December 31, 2006 with respect to the named executive officers.

	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
Brian D. Jellison	—	—	110,733	$5,821,271
John Humphrey	—	—	3,167	197,557
Timothy J. Winfrey	18,000	$667,229	10,067	529,226
Benjamin Wood	10,000	381,458	10,067	529,226
Nigel W. Crocker	27,000	950,750	10,067	529,226

Pension Benefits

None of our named executive officers participates in a Company-sponsored defined-benefit pension plan.

Nonqualified Deferred Compensation

Pursuant to the Company’s Non-Qualified Retirement Plan, named executive officers may defer base salary and payments earned under the annual incentive bonus plan. Deferral elections are made by eligible executives before the beginning of each year for amounts to be earned in the following year. The executive may invest such amounts in funds that are substantially similar to those available under the 401(k) Plan.

The following table sets forth certain information with respect to the Non-Qualified Retirement Plan for our named executive officers during the fiscal year ended December 31, 2007.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Brian D. Jellison	$—	$—	$285,419	—	$5,909,255
John Humphrey	167,388	28,453	4,521	—	200,361
Timothy J. Winfrey	60,083	39,813	14,335	—	353,485
Benjamin Wood	165,958	37,563	11,766	—	378,219
Nigel W. Crocker	19,352	32,797	126,893	—	1,258,290

(1)

Entries include, as applicable, participant deferrals under the Non-Qualified Retirement Plan during the fiscal year; all of these amounts are included in the Summary Compensation Table on page 32 in the “Salary” or “Non-Equity Incentive Plan Compensation” column as applicable.

(2)	The amounts are included in the Summary Compensation Table in the “All Other Compensation” column.

(3)

No portion of these earnings were included in the Summary Compensation Table because the Non-Qualified Retirement Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules.

Potential Payments upon Termination or Change in Control

As described in the Compensation Discussion and Analysis beginning on page 22, the employment agreement with Mr. Jellison and offer letters or separation agreements with other named executive officers provide for certain benefits in the event of the termination of the officer’s employment under certain conditions. The amount of the benefits varies depending on the reason for termination, as explained below.

Employment Agreement with Mr. Jellison

Termination for Cause; Resignation Without Good Reason. If Mr. Jellison were terminated for cause or if he were to resign without good reason (as such terms are defined in his agreement), he would receive the salary and vested benefits that are accrued through the date of termination, plus a pro-rata portion of his annual bonus earned through the date of termination, assuming the Company achieved the level of performance for which a bonus is paid for that year. No special severance benefits would be payable.

Termination Due to Death or Disability. If Mr. Jellison were to die or terminate employment due to disability, he (or his estate) would receive salary and vested benefits accrued through the date of termination, plus a pro-rata portion of his annual bonus earned through the date of termination, assuming the Company achieved the level of performance for which a bonus is paid for that year. No special severance benefits would be payable.

Termination Without Cause; Resignation for Good Reason. If Mr. Jellison were terminated without cause or resigned for good reason, either before a change of control of the Company occurs or more than one year after a change of control, he would receive a severance payment, in addition to accrued salary, earned and unpaid bonus from the prior fiscal year and vested benefits, of two times his annual base salary. He would also receive a pro-rated target bonus for the year and continuation of health and welfare benefits for a period of two years.

In Connection with a Change of Control. If Mr. Jellison were terminated without cause or resigned for good reason within one year following a change of control of the Company, then in addition to accrued salary, prorated bonus and vested benefits, he would be entitled to:

•

a severance payment equal to two times the sum of (i) his then current base salary and (ii) the greater of the average of his last two years’ annual bonuses or his target bonus for the year of termination,

•	accelerated vesting of all of his outstanding equity awards, and

•	continuation of health and welfare benefits for a period of two years.

Restrictive Covenants. Mr. Jellison has also agreed not to compete with the Company for a period of one year after his termination of employment for any reason.

Offer Letters to Mr. Winfrey and Mr. Humphrey

Mr. Winfrey. Pursuant to an offer letter dated May 20, 2002, Mr. Winfrey would be entitled to a severance payment of one year’s salary and bonus if he were terminated by the Company for any reason other than gross misconduct.

Mr. Humphrey. Pursuant to an offer letter dated April 24, 2006, Mr. Humphrey would be entitled to receive consideration under the following termination scenarios:

•	Termination Without Cause: severance equal to his then current salary and payable in monthly installments; in addition, any equity awards associated with his offer letter become immediately vested.

•	Change in Control: accelerated vesting of all his outstanding awards granted on the date of hire.

Summary of Termination Payments and Benefits

The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if he had terminated employment on December 31, 2007 under the circumstances shown.

BRIAN JELLISON

Potential Payments Upon Termination or Change-in-Control	Termination Scenario(1)
	By Employee For Good Reason	By Company Without Cause	Change-in- Control(2)
Cash payments	$5,600,000	$5,600,000	$5,600,000
Accelerated Equity Awards(3)
2005 Stock Option Grant	—	—	$374,220
2006 Stock Option Grant	—	—	$1,480,613
2007 Stock Option Grant	—	—	$1,138,500
2005 Restricted Stock Grant	—	—	$6,045,554
2006 Restricted Stock Grant	—	—	$4,586,246
2007 Restricted Stock Grant	—	—	$6,879,400
Continued Medical Benefits	$14,861	$14,861	$14,861
Total	$5,614,861	$5,614,861	$26,119,394

JOHN HUMPHREY

Potential Payments Upon Termination or Change-in-Control	Termination Scenario(1)
	By Employee For Good Reason	By Company Without Cause	Change-in- Control(2)
Cash payments	—	$450,000	$—
Accelerated Equity Awards(3)
2006 Stock Option Grant	—	$521,000	$521,000
2007 Stock Option Grant(4)	—	—	$414,000
2006 Restricted Stock Grants	—	$1,876,200	$2,272,266
2007 Restricted Stock Grants(4)	—	—	$781,750
Continued Medical Benefits	—	$11,889	—
Total	—	$2,859,089	$3,989,016

TIMOTHY WINFREY

Potential Payments Upon Termination or Change-in-Control	Termination Scenario(1)
	By Employee For Good Reason	By Company Without Cause	Change-in- Control(2)
Cash payments	—	$840,000	$840,000
Accelerated Equity Awards(3)
2007 Stock Option Grant(4)	—	—	$207,000
2007 Restricted Stock Grant(4)	—	—	$625,400
Continued Medical Benefits	—	—	—
Total	—	$840,000	$1,672,400

BENJAMIN WOOD

Potential Payments Upon Termination or Change-in-Control	Termination Scenario(1)
	By Employee For Good Reason	By Company Without Cause	Change-in- Control(2)
Cash payments	—	—	$—
Accelerated Equity Awards(3)
2007 Stock Option Grant(4)	—	—	$155,250
2007 Restricted Stock Grant(4)	—	—	$625,400
Continued Medical Benefits	—	—	—
Total	—	—	$780,650

NIGEL CROCKER

Potential Payments Upon Termination or Change-in-Control	Termination Scenario(1)
	By Employee For Good Reason	By Company Without Cause	Change-in- Control(2)
Cash payments	—	—	$—
Accelerated Equity Awards(3)
2007 Stock Option Grant(4)	—	—	—
2007 Restricted Stock Grant(4)	—	—	$312,700
Continued Medical Benefits	—	—	—
Total	—	—	$312,700

(1)

Scenarios for termination involuntarily for cause, voluntary resignation, and retirement have not been included because, in those circumstances, no severance or other additional payments will be made to named executive officers. Scenarios for termination due to death or disability have not been included because they do not discriminate in scope, terms or operation in favor of named executive officers compared to the benefits offered to all salaried employees.

(2)	Assumes employment is terminated involuntarily without cause or voluntarily with good reason following a change in control.

(3)	Based on $62.54 closing price as of December 31, 2007, the last trading day of 2007.

(4)	Pursuant to Section 14.7 of the 2006 Plan, stock options become fully exercisable and time-based vesting restrictions fully lapse upon the occurrence of a Change in Control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Roper’s directors, executive officers and persons who own more than 10% of Roper Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Roper with copies of all Section 16(a) forms they file. Two directors and one executive officer each filed one late report during 2007. Mr. Calder filed a late Form 4 reporting a sale of stock by his spouse, Mr. Fort filed a late Form 4 reporting an exercise of stock options and Mr. Crocker filed a late Form 4 reporting an exercise of stock options and sale of the underlying common stock. All of these late filings were due to administrative errors and all the required filings have since been made.

To Roper’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, except as set forth above, all of Roper’s executive officers and directors complied with applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT

THE 2009 ANNUAL MEETING OF SHAREHOLDERS

If a shareholder wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2009 Annual Meeting of Shareholders scheduled, subject to change, to be held on June 3, 2009, the proposal must be sent by Certified Mail-Return Receipt Requested and must be received at Roper’s corporate offices at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240, Attn: Secretary, no later than January 9, 2009. All proposals must conform to the rules and regulations of the SEC.

A shareholder may also nominate directors or have other business brought before the 2009 Annual Meeting of Shareholders by submitting the nomination or proposal on or after February 5, 2009, and on or before March 7, 2009, in accordance with Roper’s By-laws. The nomination or proposal must be delivered to Roper’s corporate offices at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240, Attention: Secretary. For any shareholder proposal not submitted for inclusion in the Proxy Statement for Roper’s 2009 Annual Meeting of Shareholders but intended to be presented directly at that annual meeting, management generally will be able to vote proxies in its discretion if it receives notice of the proposal before the close of business on March 11, 2009 and advise shareholders in the Proxy Statement for the 2009 Annual Meeting of Shareholders about the nature of the matter and how management intends to vote on the matter, unless the proponent of the shareholder proposal (a) provides Roper with a timely written statement that the proponent intends to deliver a proxy statement to at least the percentage of Roper’s voting shares required to carry the proposal, (b) includes the same statement in the proponent’s own proxy materials, and (c) provides Roper with a statement from a solicitor confirming that the necessary steps have been taken to deliver the proxy statement to at least the percentage of Roper’s voting shares required to carry the proposal.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned Annual Meeting, it is the intention of the proxies named in the enclosed proxy to vote according to their best judgment.

By the Order of the Board of Directors

Brian D. Jellison

Chairman, President and Chief Executive Officer

Dated: May 9, 2008

APPENDIX A

ROPER INDUSTRIES, INC.

AMENDED AND RESTATED 2006 INCENTIVE PLAN

ROPER INDUSTRIES, INC.

AMENDED AND RESTATED 2006 INCENTIVE PLAN

ARTICLE 1	PURPOSE	A-1

1.1	General	A-1

ARTICLE 2	DEFINITIONS	A-1

2.1	Definitions	A-1

ARTICLE 3	EFFECTIVE TERM OF PLAN	A-5

3.1	Effective Date	A-5

3.2	Term of Plan	A-5

ARTICLE 4	ADMINISTRATION	A-5

4.1	Committee	A-5

4.2	Actions and Interpretations by the Committee	A-6

4.3	Authority of Committee	A-6

4.4	Award Certificates	A-7

ARTICLE 5	SHARES SUBJECT TO THE PLAN	A-7

5.1	Number of Shares	A-7

5.2	Share Counting	A-7

5.3	Stock Distributed	A-8

5.4	Limitation on Individual Awards	A-8

ARTICLE 6	ELIGIBILITY	A-8

6.1	General	A-8

ARTICLE 7	STOCK OPTIONS	A-9

7.1	General	A-9

7.2	Incentive Stock Options	A-9

ARTICLE 8	STOCK APPRECIATION RIGHTS	A-9

8.1	Grant of Stock Appreciation Rights	A-9

ARTICLE 9	PERFORMANCE AWARDS	A-10

9.1	Grant of Performance Awards	A-10

9.2	Performance Goals	A-10

9.3	Right to Payment	A-10

9.4	Other Terms	A-11

ARTICLE 10	RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	A-11

10.1	Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	A-11

10.2	Issuance and Restrictions	A-11

i

10.3	Forfeiture	A-11

10.4	Delivery of Restricted Stock	A-11

ARTICLE 11	QUALIFIED STOCK-BASED AWARDS	A-12

11.1	Options and Stock Appreciation Rights	A-12

11.2	Other Awards	A-12

11.3	Performance Goals	A-13

11.4	Inclusions and Exclusions from Performance Criteria	A-13

11.5	Certification of Performance Goals	A-13

11.6	Award Limits	A-13

ARTICLE 12	DIVIDEND EQUIVALENTS	A-13

12.1	Grant of Dividend Equivalents	A-13

ARTICLE 13	STOCK OR OTHER STOCK-BASED AWARDS	A-14

13.1	Grant of Stock or Other Stock-Based Awards	A-14

ARTICLE 14	PROVISIONS APPLICABLE TO AWARDS	A-14

14.1	Term of Awards	A-14

14.2	Form of Payment of Awards	A-14

14.3	Limits on Transfer	A-14

14.4	Beneficiaries	A-14

14.5	Stock Certificates	A-15

14.6	Acceleration upon Death, Disability or Retirement	A-15

14.7	Effect of a Change in Control	A-15

14.8	Acceleration for Any Other Reason	A-16

14.9	Effect of Acceleration	A-16

14.10	Termination of Employment	A-16

14.11	Substitute Awards	A-16

14.12	Forfeiture Events	A-16

ARTICLE 15	CHANGES IN CAPITAL STRUCTURE	A-17

15.1	Mandatory Adjustments	A-17

15.2	Discretionary Adjustments	A-17

15.3	General	A-17

ARTICLE 16	AMENDMENT, MODIFICATION AND TERMINATION	A-17

16.1	Amendment, Modification and Termination	A-17

16.2	Awards Previously Granted	A-18

ii

ARTICLE 17	GENERAL PROVISIONS	A-18

17.1	No Rights to Awards; Non-Uniform Determinations	A-18

17.2	No Shareholder Rights	A-18

17.3	Withholding	A-18

17.4	Special Provisions Related to Section 409A of the Code	A-18

17.5	No Right to Continued Service	A-19

17.6	Unfunded Status of Awards	A-20

17.7	Relationship to Other Benefits	A-20

17.8	Expenses	A-20

17.9	Titles and Headings	A-20

17.10	Gender and Number	A-20

17.11	Fractional Shares	A-20

17.12	Government and Other Regulations	A-20

17.13	Governing Law	A-20

17.14	Additional Provisions	A-20

17.15	No Limitations on Rights of Company	A-21

17.16	Indemnification	A-21

iii

ROPER INDUSTRIES, INC.

AMENDED AND RESTATED 2006 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Roper Industries, Inc. Amended and Restated 2006 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Roper Industries, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” means and includes the occurrence of any one of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Roper Industries, Inc., a Delaware corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, if any such leave exceeds 90 days, and the Participant’s reemployment upon expiration of such leave is not guaranteed by statute or contract, then on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 10 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(m) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Subsidiary of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q) “Exchange” means the New York Stock Exchange or any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the average of the high and low prices on such exchange or over such system on such date or, in the absence of reported sales on such date, the average of the high and low prices on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the average of the high bid and low asked prices of Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the NASDAQ Stock Market, or, if not so reported, by a generally accepted reporting service; provided that if it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable, with due consideration being given to the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old, and the valuation methodology used in any such appraisal.

(s) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(t) “Good Reason” has the meaning assigned such term in an employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(ee) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(ff) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(gg) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(hh) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ii) “Plan” means this Roper Industries, Inc. Amended and Restated 2006 Incentive Plan, as further amended from time to time.

(jj) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(kk) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ll) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(mm) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(nn) “Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

(oo) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(pp) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(qq) “Stock” means the $0.01 par value Common Stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(rr) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ss) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(tt) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(uu) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE . The Plan first became effective on June 28, 2006, the date that it was approved by the shareholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN . The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Article 11 or 14;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing:

(1) Grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

(2) The Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

(3) The Board may from time to time reserve to the Independent Directors, as a group, any or all of the authority and responsibility of the Committee under the Plan for any and all purposes other than the grant to the Chief Executive Officer of the Company of performance-based Awards that entail the setting of goals and objectives and the evaluation of performance against such goals and objectives. To the extent and during such time as the Board has so reserved any authority and responsibility, the Independent Directors shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.3) shall include the Independent Directors. To the extent any action of the Independent Directors under the Plan made within such authority conflicts with actions taken by the Committee, the actions of the Independent Directors shall control.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be (i) 5,000,000 Shares, plus (ii) the number of Shares remaining available for issuance under the Plan as of June 5, 2008, plus (iii) the number of Shares remaining available for issuance under the Company’s Amended and Restated 2000 Incentive Plan (the “2000 Plan”) but not subject to outstanding awards as of the Effective Date, plus (iv) a number of additional Shares underlying awards outstanding as of the Effective Date under the 2000 Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason after the Effective Date. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 3,000,000.

5.2. SHARE COUNTING.

(a) Awards of Options and Stock Appreciation Rights granted on or after June 6, 2008 shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as

1 Share for each Share covered by such Awards, and Full Value Awards granted on or after June 6, 2008 shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 1.90 Shares for each Share covered by such Awards.

(b) From and after June 6, 2008, the full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of the Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(c) From and after June 6, 2008, upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d) From and after June 6, 2008, Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a Participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(f) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 14.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON INDIVIDUAL AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1): (i) the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one 12-month period under the Plan to any one Participant is 600,000; (ii) the maximum aggregate grant with respect to performance-based Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one 12-month period to any one Participant is 600,000; and (iii) the aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one 12-month period under the Plan is $10,000,000.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.11) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including net share settlements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) STAND-ALONE AND TANDEM STOCK APPRECIATION RIGHTS. Stock Appreciation Rights granted under the Plan may, in the discretion of the Committee, be granted either alone or in tandem with an Option granted under the Plan.

(b) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(c) PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, the base price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(d) EXERCISE TERM. In no event may any Stock Appreciation Right be exercisable for more than ten years from the Grant Date.

(e) NO DEFERRAL FEATURE. No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Stock Appreciation Right.

(f) OTHER TERMS. All Stock Appreciation Rights shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value if the Committee so provides, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including Shares) as determined by the Committee, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

10.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units. Awards of Deferred Stock Units shall be fully vested at the time of grant and shall not be subject to forfeiture.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

11.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

—Revenue

—Sales

—Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—Net income (before or after taxes, operating income or other income measures)

—Cash (cash flow, cash generation or other cash measures)

—Stock price or performance

—Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

—Economic value added

—Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

—Market share

—Improvements in capital structure

—Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

—Business expansion or consolidation (acquisitions and divestitures)

—Internal rate of return or increase in net present value

—Working capital targets relating to inventory and/or accounts receivable

—Productivity measures

—Cost reduction measures

—Capital structure optimization

—Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance will include or exclude any of the following that occur during the performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants with respect to Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, where required by Code Section 422 in the case of certain Incentive Stock Options, five years from its Grant Date).

14.2. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death by filing a beneficiary designation form, in such form as determined by the Committee, with the Company. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made in accordance with applicable law. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed.

14.5. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 17.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and, subject to Section 17.4, there shall be a pro rata payout to Participants within thirty (30) days following the date of the Change in Control (unless a later date is required by Section 17.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or (subject to the following sentence) the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be earned based on actual performance through the end of the performance period, and there shall be a pro rata payout to the Participant or his or her estate within 30 days after the amount earned has been determined (unless a later date is required by Section 17.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Section 11.3 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9. EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.6, 14.7 or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.10. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

14.11. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

14.12. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Sections 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Sections 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Article 15, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17

GENERAL PROVISIONS

17.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2. NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of

Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable final regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

(b) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(c) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

17.5. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.6. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.12. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.14. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.15. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.16. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

***************

The foregoing is hereby acknowledged as being the Roper Industries, Inc. Amended and Restated 2006 Incentive Plan as adopted by the Board on April     , 2008 and by the shareholders on                     , 2008.

ROPER INDUSTRIES, INC.

By:

Its:

ROPER INDUSTRIES, INC.

6901 PROFESSIONAL PKWY EAST

SARASOTA, FL 34240

VOTE BYINTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Roper Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Roper Industries, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received prior to the Annual Meeting. If you vote by Internet or phone, you do not need to return this card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ROPER 1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROPER INDUSTRIES, INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR”

ITEMS 1, 2 AND 3.

Vote on Directors

1. NOMINEES:

01) Richard Wallman

02) Christopher Wright

For Withhold All

All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line above.

For Against Abstain

2. Approval to authorize an amendment to the Roper Industries, Inc. 2006 Incentive Plan to increase the number of shares available by 5,000,000 and re-approve a list of qualified business criteria for performance-based awards in order to preserve federal income tax deductions.

3. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company.

4. To transact any other business properly brought before the meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholders). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3. If any other matters properly come before the meeting the person(s) named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. Yes No

Please indicate if you plan to attend this meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on June 6, 2008: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS JUNE 6, 2008

The undersigned hereby authorize(s) BRIAN D. JELLISON and DAVID B. LINER, or either of them as proxies, and each with full power of substitution and revocation, to represent and vote all of the shares of common stock the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 6, 2008 at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240 at 12:00 p.m. (local time) and at any postponement or adjournment thereof.

In their discretion, Brian D. Jellison and David B. Liner, and each of them, are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE